                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    The Dow Chemical Company

Address of Joint Filer:                 2030 Dow Center, Midland, Michigan 48674

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker or Trading
Symbol:                                 AgroFresh Solutions, Inc. [AGFS]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                       3/21/2018

Designated Filer:                       DowDuPont Inc.